EXHIBIT 3.40

CERTIFICATE OF MERGER
of

Dollar Supply, Inc.,
an Oklahoma corporation,

with and into

Tartan, Inc.
an Oklahoma corporation

Effective:  January 1, 2004

Pursuant to the provisions of Section 1081 of the Oklahoma General Corporation Act (the “Act”), the undersigned entities hereby execute the following Certificate of Merger:

1.                                      The names of the constituent corporations in the merger and the state of incorporation for each are:

State of
Name of Corporation	Incorporation

Dollar Supply, Inc.	Oklahoma

Tartan, Inc.	Oklahoma

2.                                      An Agreement and Plan of Merger (the “Agreement”) has been approved and executed by each of the constituent corporations in accordance with subsection 1081C. of the Oklahoma General Corporation Act.

3.                                      The name of the surviving corporation is Tartan, Inc., and such surviving corporation shall be governed by the laws of the State of Oklahoma.

4.                                      The certificate of incorporation of Tartan, Inc. shall be the certificate of incorporation of the surviving corporation, except that the Certificate of Incorporation shall be amended so that the name of the surviving corporation shall be changed to “DTG Supply, Inc.”

5.                                      The merger shall be effective at 12:01 A.M. CST on January 1, 2004.

6.                                      The executed Agreement is on file at the office of DTG Supply, Inc., at 5330 East 31st Street, Tulsa, Oklahoma 74135

7.                                      A copy of the Agreement shall be furnished by DTG Supply, Inc., upon request and without cost, to any shareholder of any constituent corporation.

IN WITNESS WHEREOF, the surviving or resulting corporation has caused this Certificate of Merger to be executed by its President and attested by its Secretary, this 15th day of December, 2003.

Tartan, Inc.,
Attest:		an Oklahoma corporation

By:	/s/ Vicki J. Vaniman	By:	/s/ Richard Halbrook
Name:	Vicki J. Vaniman	Name:	Richard Halbrook
Title:	Secretary	Title:	President

2

AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

TARTAN CAR RENTAL, INC.

(After Receipt of Payment for Stock)

The undersigned Oklahoma corporation, for the purpose of amending its Certificate of Incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies that the Certificate of Incorporation shall be amended as follows:

First:  The name of the Corporation is:

TARTAN, INC.

By written consent signed by all of the members of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment to the Certificate of Incorporation of Tartan Car Rental, Inc., declaring said amendment to be advisable and calling a meeting of the shareholder of Tartan Car Rental, Inc. for consideration thereof.  Pursuant to the resolution of its Board of Directors, the sole shareholder of the Corporation has consented in writing to such amendment.  A majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, has been voted in favor of the amendment.

SUCH AMENDMENT WAS DULY ADOPTED IN ACCORDANCE WITH SECTION 1077 OF THE OKLAHOMA GENERAL CORPORATION ACT.

IN WITNESS WHEREOF, the Corporation has caused the Certificate to be signed by its President and attested by its secretary, this 20th day of June, 1988.

By:
President
Attest:

Secretary

CERTIFICATE OF INCORPORATION

OF

TARTAN CAR RENTAL, INC.

For the purposes of establishing a corporation for the transaction of the business and the promotion and conduct of the objects and purposes hereinafter stated under the provisions and subject to the requirements of the Oklahoma General Corporation Act, as it may be amended from time to time, (hereinafter referred to as the “Act”), the undersigned (whether one or more) do make and file this Certificate of Incorporation and do hereby certify as follows:

FIRST:                                                                                The name of the Corporation is:

TARTAN CAR RENTAL, INC.

SECOND:                                                                 The address of its registered office in the State of Oklahoma is 4608 South Garnett Road, in the City of Tulsa, County of Tulsa.  The name of its registered agent at such address is Wm. E. Lobeck, Jr.

THIRD:                                                                           The nature of the businesses or purposes to be conducted or promoted are:

To conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the Act, and in general, to possess and exercise all the powers and privileges granted by the Act or by any other law of Oklahoma or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the businesses or purposes of the Corporation.

FOURTH:                                                                The total number of shares of stock which this Corporation shall have authority to issue is Fifty Thousand (50,000) shares, all of which shall be Common Stock.  The par value of each such share of Common Stock is One Cent ($0.01), amounting in the aggregate to Five Hundred Dollars ($500.00) of capital.  The shares of Common Stock shall have no preemptive or preferential rights of subscription concerning further issuance or authorization of the Corporation’s shares of stock.  The number of authorized shares of any class of stock of the Corporation may be increased or decreased by amendments to this Certificate of Incorporation.  Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter upon which holders of Common Stock are entitled to vote.

At any time and from time to time when authorized by resolution of the Board of Directors and without any action by its shareholders, the Corporation may issue or sell any shares of its stock of any class or series, whether out of the unissued shares thereof authorized by the Certificate of Incorporation as originally filed, or by an amendment thereof, or out of shares of its stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of stock of the Corporation of any class or classes or any series thereof.  When similarly authorized, but without any action by its shareholders, the Corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the stock of any class or series of the Corporation within such period of time, or without limit as to time, to such aggregate number of shares, and at such price per share, as the Board of Directors may determine.  Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the stock of any class or series of the Corporation and for such consideration and on such terms and conditions as the Board of Directors, in its sole discretion, may determine.  In each case, the consideration to be received by the Corporation for any such shares so issued or sold shall be such as shall be fixed from time to time by the Board of Directors.

FIFTH:                                                                               The name and mailing address of the incorporator is James C. Prince, 1800 Union Plaza, 3030 Northwest Expressway, Oklahoma City, Oklahoma 73112.

SIXTH:                                                                             Except as may otherwise be provided in this Certificate or in the Bylaws of the Corporation, as the same may be amended from time to time, the Board of Directors shall have all powers and authority which may be granted to a board of directors of a corporation under the Act, including but not limited to the following:

(a)                                 To adopt, amend or repeal the Bylaws of the Corporation.

(b)                                 To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

(c)                                  To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

(d)                                 To designate one or more committees.

(e)                                  To sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interest of the Corporation, when and as authorized by the shareholders entitled to vote thereon.

(f)                                   To provide indemnification for directors, officers, employees, and/or agents of the Corporation to the fullest extent permitted by law, subject however, to the rules against limitation on liability of directors as set forth in Section 1006 of the .Act, as amended from time to time.

(g)                                  To determine from time to time whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation or any of them, shall be opened to the inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or document of the

Corporation, except as conferred by the Act or authorized by the Board of Directors, or by a resolution of the shareholders.

SEVENTH:                                                         The number of directors shall be fixed in the manner provided for in the Bylaws

EIGHTH:                                                                  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this Corporation or of any creditor or shareholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of Title 18 of the Oklahoma Statutes or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of Title 18 of the Oklahoma Statutes order a meeting of the creditors or class or creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the court directs.  If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors and/or on all the shareholders or class of shareholders of this Corporation, as the case may be, and also on this Corporation.

NINTH:                                                                           To the extent permitted by law, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if:

(a)                                 the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)                                 the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved by vote of the shareholders; or

(c)                                  the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

TENTH:                                                                         The Corporation reserves the right to amend or repeal any provision contained herein, add any additional provisions hereto, increase or decrease the number of authorized shares of stock, or restate this Certificate of Incorporation in its entirety in the manner now or hereafter prescribed by the Act.

ELEVENTH:                                                Except as otherwise required by law or as otherwise provided in this Certificate of Incorporation or in the Bylaws of the Corporation, any matter properly submitted to a vote of the shareholders at a meeting of shareholders duly convened at which there is a quorum present shall be deemed approved upon an affirmative vote of a majority of the outstanding shares of Common Stock present at the meeting, in person or by proxy.  No holders of any class of stock other than Common Stock shall be entitled to vote upon any matter, except as may be required by law, this Certificate of Incorporation, or the Bylaws of the Corporation.  Written ballots shall not be required for the election of directors.

TWELFTH:                                                       In addition to any other indemnification granted to directors of the Corporation contained in this Certificate of Incorporation, the Bylaws of the Corporation, or adopted by resolution of the shareholders or directors of the Corporation, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided however, that this indemnification shall not eliminate or limit the liability of a director for any breach of the director’s duty of loyalty to the Corporation or its .shareholders, for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, or payment of any unlawful dividend or for any unlawful stock purchase or redemption, or for any transaction from which the director derived an improper personal benefit.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein named, does, for the purpose of forming a corporation pursuant to the Oklahoma General Corporation Act, make this Certificate and does hereby further certify that the facts hereinabove stated are true as set forth as of this 4th day of May, 1988.

/s/ James C. Prince
James C. Prince